                                  AUDIBLE, INC.

                              5,225,000 Shares (a)/
                                  Common Stock
                               ($0.01 par value)

                             Underwriting Agreement

                                                              New York, New York
                                                               November 17, 2004

Citigroup Global Markets Inc.
ThinkEquity Partners LLC
Adams Harkness, Inc.
America's Growth Capital
Kaufman Bros., L.P.
Merriman Curhan Ford & Co.

As Representatives of the several Underwriters,
c/o Citigroup Global
Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

     Audible, Inc., a corporation organized under the laws of Delaware (the
"Company"), proposes to sell to the several underwriters named in Schedule I hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, 1,500,000 shares of Common Stock, $0.01 par value ("Common
Stock") of the Company, and the persons named in Schedule II hereto (the
"Selling Stockholders") propose to sell to the several Underwriters 3,725,000 shares of Common Stock (said shares to be issued and sold by the Company and shares to be sold by the Selling Stockholders collectively being hereinafter called the "Underwritten Securities"). The Company also proposes to grant to the
Underwriters an option to purchase up to 522,500 additional shares of Common
Stock to cover over-allotments (the "Option Securities"; the Option Securities, together with the Underwritten Securities, being hereinafter called the
"Securities"). To the extent there are no additional Underwriters listed on
Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. In addition, to the extent that there is not more than one Selling Stockholder named in Schedule II hereto, the term Selling Stockholder shall mean either the singular or plural.
The use of the neuter in this Agreement shall include the feminine

---------------------

     (a) Plus an option to purchase from the Company up to 522,500 additional
Securities to cover over-allotments.

                                                                               2

and masculine wherever appropriate. Any reference herein to the Registration
Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final
Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the
Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the
Final Prospectus, as the case may be; and any reference herein to the terms
"amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus
shall be deemed to refer to and include the filing of any document under the
Exchange Act after the Effective Date of the Registration Statement, or the
issue date of the Basic Prospectus, any Preliminary Final Prospectus or the
Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 17 hereof.

         I. Representations and Warranties.

         (i) The Company represents and warrants to, and agrees with, each
Underwriter as set forth below in this Section 1.

         (a) The Company meets the requirements for use of Form S-3 under the
     Act and has prepared and filed with the Commission a registration statement
     (file number 333-119610) on Form S-3, including a related basic prospectus, for registration under the Act of the offering and sale of the Securities.
     The Company may have filed one or more amendments thereto, including a
     Preliminary Final Prospectus, each of which has previously been furnished to you. The Company will next file with the Commission one of the following: (1) after the Effective Date of such registration statement, a final prospectus supplement relating to the Securities in accordance with
     Rules 430A and 424(b), (2) prior to the Effective Date of such registration statement, an amendment to such registration statement (including the form of final prospectus supplement) or (3) a final prospectus in accordance with Rules 415 and 424(b). In the case of clause (1), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the
     Final Prospectus. As filed, such final prospectus supplement or such amendment and form of final prospectus supplement shall contain all Rule
     430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the
     Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any
     Preliminary Final Prospectus) as the Company has advised you, prior to the
     Execution Time,

                                                                               3

     will be included or made therein. The Registration Statement, at the
     Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

         (b) On the Effective Date, the Registration Statement did or will, and when the Final Prospectus is first filed (if required) in accordance with
     Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date
     (a "settlement date"), the Final Prospectus (and any supplement thereto)
     will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on the
     Effective Date and at the Execution Time, the Registration Statement did
     not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the
     Registration Statement or the Final Prospectus (or any supplement thereto)
     in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final
     Prospectus (or any supplement thereto).

         (c) The Company has been duly incorporated or formed, as applicable, and is validly existing as a corporation or other entity in good standing under the laws of the jurisdiction in which it is organized with full power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Prospectus, and is duly qualified to do business and is in good standing under the laws of each jurisdiction which requires such qualification. The Company has no subsidiaries.

         (d) The Company's authorized equity capitalization is as set forth in the Final Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Final
     Prospectus; the outstanding shares of Common Stock (including the
     Securities being sold hereunder by the Selling Stockholders) have been duly and validly authorized and issued and are fully paid and nonassessable; the
     Securities being sold hereunder by the Company have been duly and validly authorized, and, when issued and delivered to and paid for by the
     Underwriters pursuant to this Agreement, will be fully paid and nonassessable; the Securities being sold by the Selling

                                                                               4

     Stockholders are duly listed, and admitted and authorized for trading, on the Nasdaq National Market and the Securities being sold hereunder by the
     Company are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the Nasdaq National Market; the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities;
     and, except as set forth in the Final Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

         (e) There is no franchise. contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Final Prospectus wider the headings
     "Legal Proceedings" and "Business - Intellectual Property and Proprietary
     Rights", insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

         (f) This Agreement has been duly authorized, executed and delivered by the Company.

         (g) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

         (h) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the
     Securities by the Underwriters in the manner contemplated herein and in the
     Final Prospectus.

         (i) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the charter, by-laws or similar organizational documents of the Company, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the
     Company is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or

                                                                               5

     decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties; except in the case of clauses (ii) and (iii) above, as could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, taken as a whole, whether or not arising from transactions in the ordinary course of business (a "Material Adverse Effect").

         (j) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

         (k) The consolidated historical financial statements and schedules of the Company included in the Final Prospectus and the Registration Statement
     present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption "Selected Financial Data" in the
     Final Prospectus and Registration Statement fairly present in all material respects, on the basis stated in the Final Prospectus and the Registration
     Statement, the information included therein.

         (1) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the
     Company or its property is pending or, to the best knowledge of the
     Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

         (m) The Company owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

         (n) The Company is not in violation or default of (i) any provision of its charter, by-laws or similar organizational documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, as applicable; except in the

                                                                               6

     case of clauses (ii) and (iii) above, as could not reasonably be expected to have a Material Adverse Effect.

         (o) KPMG LLP, who have certified certain financial statements of the
     Company and delivered their report with respect to the audited consolidated financial statements and schedules included in the Final Prospectus, are independent registered public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

         (p) There are no transfer taxes or other similar fees or charges under
     Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this
     Agreement or the issuance by the Company or sale by the Company of the
     Securities.

         (q) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof
     (except in any case in which the failure so to file would not have a
     Material Adverse Effect, except as set forth in or contemplated in the
     Final Prospectus (exclusive of any supplement thereto) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse
     Effect, except as set forth in or contemplated in the Final Prospectus
     (exclusive of any supplement thereto).

         (r) No labor problem or dispute with the employees of the Company exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, contractors or customers, that could have a Material
     Adverse Effect, except as set forth in or contemplated in the Final
     Prospectus (exclusive of any supplement thereto).

         (s) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance insuring the Company or its respective businesses, assets, employees, officers and directors are in full force and effect; the
     Company is in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for; and the
     Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its

                                                                               7

     business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

         (t) The Company possesses all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and the Company has received no notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

         (u) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (v) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

         (w) The Company is (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental
     Laws"), (ii) has received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its respective business and (iii) has not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto). Except as set forth in the ]Final Prospectus (exclusive of any supplement thereto), the Company has not been named as a "potentially responsible party" under the

                                                                               8

     Comprehensive Environmental Response, Compensation, and Liability Act of
     1980, as amended.

         (x) Any costs and liabilities associated with any Environmental Laws
     (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with
     Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

         (y) The minimum funding standard under Section 302 of the Employee
     Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder ("ERISA"), has been satisfied by each
     "pension plan" (as defined in Section 3(2) of ERISA) which has been established or maintained by the Company, and the trust forming part of each such plan which is intended to be qualified under Section 401 of the
     Code is so qualified; the Company has fulfilled its obligations, if any, under Section 515 of ERISA; the Company does not maintain or is required to contribute to a "welfare plan" (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than "continuation coverage" (as defined in Section 602 of
     ERISA)); each pension plan and welfare plan established or maintained by the Company is in compliance in all material respects with the currently applicable provisions of ERISA; and the Company has not incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA.

         (z) There is and has been no failure on the part of the Company or any of the Company's directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the
     "Sarbanes Oxley Act"), including Section 402 related to loans and Sections
     302 and 906 related to certifications.

         (aa) The Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official"
     (as such term is defined in the FCPA) or any non-U.S.

                                                                               9

     political party or official thereof or any candidate for non-U.S. political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

         "FCPA" means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

         (bb) The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of
     1970, as amended, the money laundering statutes of all jurisdictions to which the Company is subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Money Laundering
     Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the
     Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

         (cc) The Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

         (dd) The Company owns, possesses, licenses or has other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "Intellectual Property") necessary for the conduct of the Company's business as now conducted or as proposed in the Final Prospectus to be conducted. Except as set forth in the Final
     Prospectus under the caption "Business--Intellectual Property and
     Proprietary Rights", (a) to the Company's knowledge, there are no rights of third parties to any such Intellectual Property; (b) to the Company's knowledge, there is no material infringement by third parties of any such
     Intellectual Property; (c) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the Company's rights in or to any such Intellectual Property, and the Company is unaware of any

                                                                              10

     facts which would form a reasonable basis for any such claim; (d) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such
     Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (e) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (f) to the Company's knowledge, there is no U.S.
     patent or published U.S. patent application which contains claims that dominate or may dominate any Intellectual Property described in the Final
     Prospectus as being owned by or licensed to the Company or that interferes with the issued or pending claims of any such Intellectual Property; and
     (g) there is no prior art of which the Company is aware that may render any
     U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office.

         (ee) Except as disclosed in the Registration Statement and the Final
     Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of Citigroup Global Markets
     Holdings Inc. and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of Citigroup Global Markets Holdings Inc.

         Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the
Company as to matters covered thereby, to each Underwriter.

         (ii) Each Selling Stockholder severally and not jointly represents and warrants to, and agrees with, each Underwriter that:

         (a) Such Selling Stockholder is the record and beneficial owner of the
     Securities to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims and has duly endorsed such Securities in blank, and, assuming that each Underwriter acquires its interest in the
     Securities it has purchased from such Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York
     Uniform Commercial Code ("UCC")), each Underwriter that has purchased such
     Securities delivered on the Closing Date to The Depository Trust Company or
     other securities intermediary by making payment therefor as provided herein, and that has had such Securities credited to the securities account or accounts of such Underwriters maintained with The Depository Trust
     Company or such other securities intermediary will have

                                                                              11

     acquired a security entitlement (within the meaning of Section 8-102(a)(17)
     of the UCC) to such Securities purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC)
     may be asserted against such Underwriter with respect to such Securities.

         (b) Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

         (c) Certificates in negotiable form for such Selling Stockholder's
     Securities have been placed in custody, for delivery pursuant to the terms of this Agreement, under a Custody Agreement and Power of Attorney duly authorized (if applicable) executed and delivered by such Selling
     Stockholder, in the form heretofore furnished to you (the "Custody
     Agreement") with American Stock Transfer & Trust Company, as Custodian (the
     "Custodian"); the Securities represented by the certificates so held in custody for each Selling Stockholder are subject to the interests hereunder of the Underwriters; the arrangements for custody and delivery of such certificates, made by such Selling Stockholder and under the Custody
     Agreement, are not subject to termination by any acts of such Selling
     Stockholder, or by operation of law, whether by the death or incapacity of such Selling Stockholder or the occurrence of any other event; and if any such death, incapacity or any other such event shall occur before the delivery of such Securities hereunder, certificates for the Securities will be delivered by the Custodian in accordance with the terms and conditions of the Custody Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Custodian shall have received notice of such death, incapacity or other event.

         (d) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such
     Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals as have been obtained.

         (e) Neither the sale of the Securities being sold by such Selling
     Stockholder nor the consummation of any other of the transactions herein contemplated by such Selling Stockholder or the fulfillment of the terms hereof by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or, if applicable, the charter, by-laws, or similar organizational documents, of such Selling
     Stockholder or the terms of any

                                                                              12

     indenture or other material agreement or material instrument to which such
     Selling Stockholder or, if applicable, any of its subsidiaries is a party or bound, or any judgment, order or decree applicable to such Selling
     Stockholder or, if applicable, any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder or, if applicable, any of its subsidiaries.

         (f) The sale of Securities by such Selling Stockholder pursuant hereto is not prompted by any infonnation concerning the Company which is not set forth in the Final Prospectus or any supplement thereto.

         (g) In respect of any statements in or omissions from the Registration
     Statement or the Final Prospectus or any supplements thereto made in reliance upon and in conformity with information furnished in writing to the Company by such Selling Stockholder specifically for inclusion therein, such statements do not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         Any certificate signed by any Selling Stockholder or, as applicable, any officer thereof and delivered to the Representatives or counsel for the
Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such Selling Stockholder, as to matters covered thereby, to each Underwriter.

         2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, (i) the
Company agrees to sell to the Underwriters 1,500,000 shares of Underwritten
Securities and (ii) each Selling Stockholder agrees, severally and not jointly, to sell to the Underwriters the number of shares of Underwritten Securities set forth opposite its name on Schedule 11 hereto, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling
Stockholders, at a purchase price of 524.50 per share, the amount of the
Underwritten Securities set forth opposite such Underwriter's name in Schedule I hereto.

         (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to
522,500 Option Securities at the same purchase price per share as the
Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten
Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Final Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of shares of the Option Securities as to which the several
Underwriters are exercising the option and the settlement date. The maximum

                                                                              13

number of Option Securities to be sold by the Company is 522,500. The number of
Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the
Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

         3. Delivery and Payment. Delivery of and payment for the Underwritten
Securities and the Option Securities (if the option provided for in Section 2(b)
hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on November 23,
2004, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives, the Company and the
Selling Stockholders or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date").
Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several
Underwriters through the Representatives of the respective aggregate purchase prices of the Securities being sold by the Company and each of the Selling
Stockholders to or upon the order of the Company and the Selling Stockholders by wire transfer payable in same-day funds to the accounts specified by the Company and the Selling Stockholders. Delivery of the Underwritten Securities and the
Option Securities shall be made through the facilities of The Depository Trust
Company unless the Representatives shall otherwise instruct.

         Each Selling Stockholder will pay all applicable state transfer taxes, if any, involved in the transfer to the several Underwriters of the Securities to be purchased by them from such Selling Stockholder and the respective
Underwriters will pay any additional stock transfer taxes involved in further transfers.

         If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the
Option Securities (at the expense of the Company) to the Representatives, at 388
Greenwich Street, New York, New York, on the date specified by the
Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. If settlement for the
Option Securities occurs after the Closing Date, the Company will deliver to the
Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

                                                                              14

         4. Offering by Underwriters. It is understood that the several
Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

         5. Agreements.

         (i) The Company agrees with the several Underwriters that:

         (a) The Company will use its best efforts to cause the Registration
     Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration
     Statement or supplement (including the Final Prospectus or any Preliminary
     Final Prospectus) to the Basic Prospectus or any Rule 462(b) Registration
     Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the
     Registration Statement has become or becomes effective in reliance on Rule
     430A, or filing of the Final Prospectus is otherwise required under Rule
     424(b), the Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the
     Representatives with the Commission pursuant to the applicable paragraph of
     Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule
     462(b) Registration Statement shall have been filed with the Commission,
     (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration
     Statement, or for any supplement to the Final Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

                                                                              15

         (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the
     Company promptly will (1) notify the Representatives of such event, (2)
     prepare and file with the Commission, subject to the second sentence of paragraph (i)(a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

         (c) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company which will satisfy the provisions of Section
     11(a) of the Act and Rule 158 under the Act.

         (d) The Company will furnish to the Representatives and counsel for the
     Underwriters, without charge, signed copies of the Registration Statement
     (including exhibits thereto) and to each other Underwriter a copy of the
     Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Final Prospectus and the Final Prospectus and any supplement thereto as the Representatives may reasonably request.
     The Company will pay the expenses of printing or other production of all documents relating to the offering.

         (e) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the
     Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

         (f) The Company will not, without the prior written consent of
     Citigroup Global Markets Inc., offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any

                                                                              16

     affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the
     Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the
     Underwriting Agreement; provided, however, that the Company may issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the
     Execution Time.

         (g) The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the
     Sarbanes Oxley Act, and to use its best efforts to cause the Company's directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act.

         (h) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

         (i) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement, the Basic Prospectus,
     any Preliminary Final Prospectus and the Final Prospectus (including financial statements and exhibits thereto), and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery
     (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Basic
     Prospectus, any Preliminary Final Prospectus and the Final Prospectus, and
     all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the
     Securities; (iv) the printing (or reproduction) and delivery of this
     Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities

                                                                              17

     under the Exchange Act and the listing of the Securities on the Nasdaq
     National Market; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the National
     Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the
     Company's accountants, the fees and expenses of counsel (including local and special counsel) for the Company and the reasonable fees and expenses of counsel for the Selling Stockholders; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

         (ii) Each Selling Stockholder agrees with the several Underwriters that:

         (a) Such Selling Stockholder will not, without the prior written consent of Citigroup Global Markets inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition
     (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by such Selling Stockholder or any affiliate of such Selling Stockholder or any person in privity with such Selling
     Stockholder or any affiliate of such Selling Stockholder) directly or indirectly, or file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of this Agreement. The foregoing restrictions shall not apply to transfers of shares of Common Stock or any security convertible into Common
     Stock (I) as a bona fide gift or gifts to a member of such Selling
     Stockholder's immediate family, (2) to an entity controlled by such Selling
     Stockholder or an immediate family member of such Selling Stockholder or
     (3) to a trust the beneficiaries of which are exclusively such Selling
     Stockholder or a member of the immediate family of such Selling
     Stockholder; provided, however, that in connection with any such transfer each transferee shall execute and deliver to Citigroup Global Markets Inc a duplicate form of the letter attached hereto as Exhibit A (dated and effective as of the date hereof). For purposes hereof, "immediate family"
     shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece,

                                                                              18

     nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships.

         (b) Such Selling Stockholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

         (c) Such Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Act, of any change in information in the Registration
     Statement or the Final Prospectus relating to such Selling Stockholder.

         (d) Such Selling Stockholder will comply with the agreement contained in Section 5(i)(i).

         6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option
Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling
Stockholders contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Selling Stockholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling
Stockholders of their respective obligations hereunder and to the following additional conditions:

         (a) If the Registration Statement has not become effective prior to the
     Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i)
     6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New
     York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule
     424(6); and no stop order suspending the effectiveness of the Registration
     Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                                                                              19

         (b) The Company shall have requested and caused Piper Rudnick LLP, counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

             (i) the Company has been duly incorporated or formed, as
         applicable, and is validly existing as a corporation or other entity in good standing under the laws of the jurisdiction in which it is organized, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Prospectus, and is duly qualified to do business and is in good standing under the laws of each jurisdiction set forth opposite its name on Exhibit B hereto.

             (ii) the Company's authorized equity capitalization is as set forth in the Final Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Final
         Prospectus; the outstanding shares of Common Stock (including the
         Securities being sold hereunder by the Selling Stockholders) have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities being sold hereunder by the Company have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; the Securities being sold by the Selling
         Stockholders are duly listed, and admitted and authorized for trading, on the Nasdaq National Market and the Securities being sold hereunder by the Company are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the Nasdaq National
         Market; the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to statutory preemptive or, to such counsel's knowledge, other similar contractual rights to subscribe for the
         Securities; and, except as set forth in the Final Prospectus, to such counsel's knowledge no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding;

             (iii) to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the
         Company or its property of a character required to be disclosed in the
         Registration Statement which is not adequately disclosed in the Final
         Prospectus, and, to the knowledge of such counsel, there is no franchise, contract or other document of a character required to be described in the

                                                                              20

         Registration Statement or Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required;

             (iv) the Registration Statement has become effective under the Act;
         any required filing of the Basic Prospectus, Preliminary Final
         Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Final Prospectus
         (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the respective rules thereunder; and based upon such counsel's representation of the
         Company, nothing has come to its attention that causes it to believe that on the Effective Date or the date the Registration Statement was last deemed amended the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus as of its date and on the Closing Date included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion);

             (v) this Agreement has been duly authorized, executed and delivered by the Company;

             (vi) the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Prospectus, will not be, an "investment company" as defined in the Investment Company Act of 1940, as amended;

             (vii) no consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in this

                                                                              21

         Agreement and in the Final Prospectus and such other approvals
         (specified in such opinion) as have been obtained;

             (viii) neither the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the charter, by-laws or similar organization documents of the Company, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject, and which is set forth on Exhibit C hereto or
         (iii) any statute, law, rule or regulation or, to such counsel's knowledge, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties; and

             (ix) except as set forth in the Prospectus, to such counsel's knowledge, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York, the State of Delaware or the Federal laws of the United
     States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B)
     as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the
     Final Prospectus in this paragraph (b) shall also include any supplements thereto at the Closing Date.

         (c) Each Selling Stockholder shall have requested and caused counsel satisfactory to Citigroup Global Markets Inc. to have furnished to the
     Representatives an opinion dated the Closing Date and addressed to the
     Representatives, to the effect that:

             (i) this Agreement and the Custody Agreement and Power of Attorney
         have been duly authorized, executed and delivered by such Selling
         Stockholder, the Custody Agreement is valid and binding on such Selling
         Stockholder and such Selling Stockholder has full legal right and authority to sell, transfer and deliver in the manner provided in this
         Agreement and the Custody Agreement the Securities being sold by such
         Selling Stockholder hereunder;

                                                                              22

             (ii) assuming that each Underwriter acquires its interest in the
         Securities it has purchased from such Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the
         UCC), each Underwriter that has purchased such Securities delivered on the Closing Date to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein, and that has had such Securities credited to the securities account or accounts of such Underwriters maintained with The Depository Trust Company or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Securities purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against such Underwriter with respect to such Securities;

             (iii) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such
         Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals (specified in such opinion) as have been obtained;
         and

             (iv) neither the sale of the Securities being sold by such Selling
         Stockholder nor the consummation of any other of the transactions herein contemplated by such Selling Stockholder or the fulfillment of the terms hereof by such Selling Stockholder will result in a breach or violation of, or constitute a default under any law generally applicable to transactions of the type described in this Agreement or the charter, by-laws or similar organizational documents, of such
         Selling Stockholder, as applicable.

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters, and (B) as to matters of fact, to the extent they deem proper, on certificates of such Selling
     Stockholder or responsible officers of such Selling Stockholder, as applicable, and public officials.

         (d) The Representatives shall have received from Cravath, Swaine &
     Moore LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Final
     Prospectus

                                                                              23

     (together with any supplement thereto) and other related matters as the
     Representatives may reasonably require, and the Company and each Selling
     Stockholder shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

         (e) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the
     President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, any supplements to the Final Prospectus and this Agreement and that:

             (i) the representations and warranties of the Company in this
         Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

             (ii) no stop order suspending the effectiveness of the Registration
         Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

             (iii) since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus
         (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final
         Prospectus (exclusive of any supplement thereto).

         (f) Each Selling Stockholder shall have furnished to the
     Representatives a certificate, signed by such Selling Stockholder or, if applicable, the Chairman of the Board or the President and the principal financial or accounting officer of such Selling Stockholder (or by officers of such Selling Stockholder performing similar functions) dated the Closing
     Date, to the effect that the representations and warranties of such Selling
     Stockholder in this Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing
     Date.

         (g) The Company shall have requested and caused KPMG LLP to have furnished to the Representatives, at the Execution Time and at the Closing
     Date, letters, dated respectively as of the Execution Time and as of the
     Closing Date, in form and substance satisfactory to the Representatives, confirming that they are

                                                                              24

     independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the
     Commission thereunder and that they have performed a review of the unaudited interim financial information of the Company for the nine-month period ended September 30, 2003, and 2004, as at September 30, 2003, and
     2004, in accordance with Statement on Auditing Standards No. 100, and stating in effect that:

             (i) in their opinion the audited financial statements and financial statement schedules and included or incorporated by reference in the
         Registration Statement and the Final Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission;

             (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company; their limited review, in accordance with standards established under Statement on Auditing
         Standards No. 100, of the unaudited interim financial information for the nine-month period ended September 30, 2003, and September 30, 2004, and as at September 30, 2003, and 2004, incorporated by reference in the Registration Statement and the Final Prospectus carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and the Audit and Compensation committees of the Company; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company as to transactions and events subsequent to December 31, 2003, nothing came to their attention which caused them to believe that:

                 (1) any unaudited financial statements included or incorporated by reference in the Registration Statement and the Final Prospectus
             do not comply as to form in all material respects with applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission with respect to financial statements included or incorporated by reference in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial

                                                                              25

             statements included or incorporated by reference in the
             Registration Statement and the Final Prospectus;

                 (2) with respect to the period subsequent to September 30,
             2004, there were any changes, at a specified date not more than five days prior to the date of the letter, in the total assets of the Company, total current liabilities of the Company or capital stock of the Company or decreases in the stockholders' equity of the Company as compared with the amounts shown on the September 30,
             2004, consolidated balance sheet included or incorporated by reference in the Registration Statement and the Final Prospectus,
             or for the period from October 1, 2004 to such specified date there were any decreases, as compared with the comparable period in 2003, in total revenue, net of the Company or increases in loss from operations or net loss per common share of the Company, except in all instances for changes, decreases or increases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives;
             and

                 (3) the information included or incorporated by reference in the Registration Statement and Final Prospectus in response to
             Regulation S-K, Item 301 (Selected Financial Data), Item 302
             (Supplementary Financial Information) and Item 402 (Executive
             Compensation) is not in conformity with the applicable disclosure requirements of Regulation S-K; and

             (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in the
         Registration Statement and the Final Prospectus and in Exhibit 12 to
         the Registration Statement, including the information included or incorporated by reference in Items 1, 2, 6, 7 and 11 of the Company's
         Annual Report on Form 10-K, incorporated by reference in the
         Registration Statement and the Final Prospectus, the information included in the "Management's Discussion and Analysis of Financial
         Condition and Results of Operations" included or incorporated by reference in the Company's Quarterly Reports on Form 10-Q, incorporated by reference in the Registration Statement and the Final Prospectus,
         and the information appearing in the Company's Current Reports on Form
         B-K filed on August 31, 2004, and September 20, 2004,

                                                                              26

         incorporated by reference in the Registration Statement and the Final
         Prospectus, agrees with the accounting records of the Company, excluding any questions of legal interpretation.

         References to the Final Prospectus in this paragraph (g) include any supplement thereto at the date of the letter.

         (h) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 6 or
     (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto)
     the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement
     (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto).

         (i) Prior to the Closing Date, the Company and the Selling Stockholders
     shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

         (j) The Securities shall have been listed and admitted and authorized for trading on the Nasdaq National Market, and satisfactory evidence of such actions shall have been provided to the Representatives.

         (k) At the Execution Time, the Company shall have furnished to the
     Representatives a letter substantially in the form of Exhibit A hereto from each officer and director of the Company and the stockholders identified on
     Annex A hereto addressed to the Representatives.

         (1) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any
     "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

                                                                              27

         (m) The Company shall have requested and caused Blakely, Sokoloff,
     Taylor & Zafman, LLP, intellectual property counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

         If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the
Representatives. Notice of such cancellation shall be given to the Company and each Selling Stockholder in writing or by telephone or facsimile confirmed in writing.

         The documents required to be delivered by this Section 6 shall be delivered at the office of Cravath, Swaine & Moore LLP, counsel for the
Underwriters, at Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019,
on the Closing Date.

         7. Reimbursement of Underwriters' Expenses. If the sale of the
Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or any Selling
Stockholders to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities. If the Company is required to make any payments to the Underwriters under this Section 7 because of any Selling Stockholder's refusal, inability or failure to satisfy any condition to the obligations of the Underwriters set forth in Section 6, then such Selling Stockholder shall reimburse the Company on demand for all amounts so paid.

         8. Indemnification and Contribution. (a) (i) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged

                                                                              28

untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus or the
Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein.
This indemnity agreement will be in addition to any liability which the Company may otherwise have.

             (ii) The Company agrees to indemnify and hold harmless each Selling
         Stockholder, the directors, officers, employees and agents of each
         Selling Stockholder and each person who controls any Selling
         Stockholder within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of ;a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus or the Final
         Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action;
         provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Selling Stockholder specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                                                                              29

         (b) Each Selling Stockholder severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the
Registration Statement, each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls the Company or any
Underwriter within the meaning of either the Act or the Exchange Act and each other Selling Stockholder, if any, to the same extent as the foregoing indemnity from the Company to each Underwriter and each Selling Stockholder, but only with reference to written information furnished to the Company by or on behalf of such Selling Stockholder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Selling Stockholder may otherwise have.

         (c) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each Selling Stockholder, to the same extent as the foregoing indemnity from the Company and the Selling
Stockholders to each Underwriter and each Selling Stockholder, but only with reference to written information relating to such Underwriter furnished to the
Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company and each Selling Stockholder acknowledge that the statements set forth under the heading "Underwriting", (i)
the list of Underwriters and their respective participation in the sale of the
Securities, (ii) the sentences related to concessions and reallowances and (iii)
the paragraphs related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Final Prospectus and the Final Prospectus
constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Final Prospectus or the
Final Prospectus.

         (d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof;
but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and

                                                                              30

expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel, as incurred, if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv)
the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action)
unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

         (e) In the event that the indemnity provided in paragraph (a), (b) or
(c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Selling Stockholders severally and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same)
(collectively "Losses") to which the Company, the Selling Stockholders and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, by the Selling
Stockholders and by the Underwriters from the offering of the Securities;
provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the
Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Stockholders severally and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the
Company, the Selling Stockholders and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the
Selling Stockholders shall be

                                                                              31

deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the
Company, the Selling Stockholders or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling
Stockholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 1 1(f) of the
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter or a Selling Stockholder within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter or a Selling Stockholder shall have the same rights to contribution as such Underwriter or Selling Stockholder, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the
Company, subject in each case to the applicable terms and conditions of this paragraph (e).

         (f) The liability of each Selling Stockholder under such Selling
Stockholder's representations and warranties contained in Section 1 hereof and under the indemnity and contribution agreements contained in this Section 8 shall be limited to an amount equal to the total net proceeds received by such
Selling Stockholder in respect of the Securities sold to the Underwriters. The
Company and the Selling Stockholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

         9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this
Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of
Securities set forth opposite the names of all the remaining Underwriters) the
Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of
Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase

                                                                              32

shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this
Agreement will terminate without liability to any nondefaulting Underwriter, the
Selling Stockholders or the Company. in the event of a default by any
Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected.
Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Stockholders and any
nondefaulting Underwriter for damages occasioned by its default hereunder.

         10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time
(i) trading in the Company's Common Stock shall have been suspended by the
Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or on the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on either such Exchange or the Nasdaq National Market, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii)
there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Prospectus
(exclusive of any supplement thereto).

         11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the
Company or its officers, of each Selling Stockholder and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any Selling Stockholder or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of
Sections 7 and 8 hereof shall survive the termination or cancellation of this
Agreement.

         12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax
no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global
Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention:
General Counsel; or, if sent to the

                                                                              33

Company, will be mailed, delivered or telefaxed to (fax no.: (973) 890-0178) and confirmed to it at 65 Willowbrook Boulevard, Wayne, NJ 07470, attention of
Andrew Kaplan; or if sent to any Selling Stockholder, will be mailed, delivered or telefaxed and confirmed to it at the address set forth in Schedule II hereto.

         13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in
Section 8 hereof, and no other person will have any right or obligation hereunder.

         14. Applicable Law, This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

         15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

         16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

         17. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

         "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "Basic Prospectus" shall mean the prospectus referred to in paragraph I
     (i)(a) above contained in the Registration Statement at the Effective Date
     including any Preliminary Final Prospectus.

         "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City. "Commission"
     shall mean the Securities and Exchange Commission.

         "Effective Date" shall mean each date and time that the Registration
     Statement, any post-effective amendment or amendments thereto and any Rule
     462(b) Registration Statement became or become effective.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                                                                              34

         "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

         "Final Prospectus" shall mean the prospectus supplement relating to the
     Securities that was first filed pursuant to Rule 424(b) after the Execution
     Time, together with the Basic Prospectus.

         "Preliminary Final Prospectus" shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus.

         "Registration Statement" shall mean the registration statement referred to in paragraph 1(i)(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution
     Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration
     Statement, as the case may be. Such term shall include any Rule 430A
     Information deemed to be included therein at the Effective Date as provided by Rule 430A.

         "Rule 415", Rule "424", "Rule 430A" and "Rule 462" refer to such rules under the Act.

         "Rule 430A Information" shall mean information with respect to the
     Securities and the offering thereof permitted to be omitted from the
     Registration Statement when it becomes effective pursuant to Rule 430A.

         "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in
     Section 1(i)(a) hereof.

                                                                              35

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the
Company, the Selling Stockholders and the several Underwriters.

                                          Very truly yours,

                                          AUDIBLE INC.

                                          By: /s/ Donald R. Katz
                                              ----------------------------------
                                              Name:  Donald R. Katz
                                              Title: CEO

                                          The Selling Stockholders set forth in
                                          Schedule II to the foregoin Agreement,

                                          By: /s/ Donald R. Katz
                                              ----------------------------------
                                              Name:  Donald R. Katz
                                              Title: Attorney-in-fact

                                                                              36

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Citigroup Global Markets Inc.
ThinkEquity Partners LLC
Adams Harkness, Inc.
America's Growth Capital
Kaufman Bros., L.P.
Merriman Curhan Ford & Co.

By: Citigroup Global Markets Inc.

By: /s/  Chris Becker
    ----------------------------
    Name: Chris Becker
    Title: Vice President

For themselves and the other
several Underwriters named in
Schedule I to the foregoing
Agreement.

                                   SCHEDULE I

                                                  NUMBER OF UNDERWRITTEN
                                                        SECURITIES
          UNDERWRITERS                               TO BE PURCHASED
          ------------                               ---------------

          Citigroup Global Markets Inc.                2,351,250

          ThinkEquity Partners LLC                       783,750

          Adams Harkness, Inc.                           522,500

          America's Growth Capital                       522,500

          Kaufman Bros., L.P.                            522,500

          Merriman Curhan Ford & Co.                     522,500
                                                       ---------

                      Total .......................    5,225,000
                                                       =========

                                  SCHEDULE II

                                                          NUMBER OF UNDERWRITTEN
 SELLING STOCKHOLDERS:                                     SECURITIES TO BE SOLD
 ---------------------                                     ---------------------
 Apax Excelsior VI, L.P.
 455 Park Avenue
 New York, NY 10022                                              2,392,601
 Fax: (212) 319-6155

 Apax Excelsior VI-A C.V.
 455 Park Avenue
 New York, NY 10022                                                195,440
 Fax: (212) 319-6155

 Apax Excelsior V1-B C.V.
 455 Park Avenue
 New York, NY 10022                                                130,200
 Fax: (212) 319-6155

 Patricof Private Investment Club III, L.P.
 455 Park Avenue
 New York, NY 10022                                                 81,760
 Fax: (212) 319-6155

 Random House, Inc.
 Attn: Richard Sarnoff
 1745 Broadway,
 New York, NY 10019                                                125,000
 Fax: (212) 782-9876

 Random House Ventures LLC
 Attn: Richard Sarnoff
 1745 Broadway,
 New York, NY 10019                                                300,000
 Fax: (212) 782-9876

 Bertelsmann Multimedia, Inc.
 Attn: Richard Sarnoff
 1745 Broadway,
 New York, NY 10019                                                225,000
 Fax: (212) 782-9876

 Donald R. Katz
 65 Willowbrook Boulevard, Wayne, NJ 07470
 Fax: (973) 890-0178                                               150,000

 Andrew Kaplan
 65 Willowbrook Boulevard, Wayne, NJ 07470
 Fax: (973) 890-0178                                               125,000
                                                                 ---------

        Total ...........................................        3,725,000
                                                                 =========

                                                                       EXHIBIT A

               ILETTERHEAD OF OFFICER, DIRECTOR OR STOCKHOLDER OF
                                 AUDIBLE, INC.)

                                  Audible, Inc.
                         Public Offering of Common Stock

                                                                           ,2004

Citigroup Global Markets Inc.
As Representative of the several Underwriters,
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

         This letter is being delivered to you in connection with the proposed
Underwriting Agreement (the "Underwriting Agreement"), between Audible, Inc., a
Delaware corporation (the "Company"), the Selling Stockholders named therein and you as representative of a group of Underwriters named therein, relating to an underwritten public offering of Common Stock, $0.01 par value (the "Common
Stock"), of the Company.

         In order to induce you and the other Underwriters to enter into the
Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities
Exchange Act of 1934, as amended, and the rules and regulations of the
Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the Underwriting Agreement.

         The foregoing restrictions shall not apply to transfers of shares of
Common Stock or any security convertible into Common Stock (a) as a bona fide gift or gifts to a member of the undersigned's immediate family, (b) to an entity controlled by the undersigned or an immediate family member of the undersigned or (c) to a trust the beneficiaries of which are exclusively the undersigned or a member of the immediate family of the undersigned; provided, however, that in connection with any such transfer each transferee shall execute and deliver to Citigroup Global Markets Inc a duplicate form of this letter
(dated and effective as of the date hereof). For purposes hereof, "immediate family" shall mean any child, stepchild, grandchild, parent, stepparent,

2

grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships.

         If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated. This agreement shall lapse and become null and void if the Underwriting Agreement is not executed on or before
December 31, 2004.

                                         Yours very truly,

                                         [SIGNATURE OF OFFICER, DIRECTOR OR
                                         MAJOR STOCKHOLDER]

                                         [NAME AND ADDRESS OF OFFICER, DIRECTOR
                                         OR MAJOR STOCKHOLDER]

                                                                       EXHIBIT B

ENTITY                                              JURISDICTION
------                                              ------------

Audible, Inc.                                       Delaware
                                                    New Jersey

                                                                         ANNEX A

                               Lock-up Agreements

       Apax Excelsior VI, L.P.
       Apax Excelsior VI-A C.V.
       Apax Excelsior VI-B C.V.
       Bertelsmann Multimedia, Inc.
       Patricof Private Investment Club III, LP
       Random House, Inc.
       Random House Ventures LLC
       Donald R. Katz
       Andrew Kaplan
       Alan Patricof
       Oren Zeev
       Richard Samoff
       William Washecka
       Johannes Mohn